Exhibit 10.51

Execution Version

AMENDMENT NO. 1 TO GUARANTY AGREEMENT

THIS AMENDMENT NO. 1 TO GUARANTY AGREEMENT (this “Amendment Agreement”) is made and entered into as of April 26, 2005 by EACH OF THE UNDERSIGNED DOMESTIC SUBSIDIARIES OF THE BORROWER (each a “Guarantor” and collectively the “Guarantors”), and BANK OF AMERICA, N.A., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the lenders party thereto (collectively, the “Lenders” and individually each a “Lender”) and BearingPoint, Inc. a Delaware corporation (the “Borrower”) entered into that certain Credit Agreement dated as of December 17, 2004, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 17, 2005, as further amended by that certain Amendment No. 2 to Credit Agreement dated as of March 24, 2005 (the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, notwithstanding the occurrence of the Facility Termination Date), pursuant to which the Lenders agreed to make and have made available to the Borrower a revolving credit facility, including a letter of credit subfacility, in an aggregate principal amount of $300,000,000; and

WHEREAS, each Guarantor is a direct or indirect Domestic Subsidiary of the Borrower and materially benefited from the loans made and letters of credit issued thereunder; and

WHEREAS, each of the Guarantors entered into that certain Guaranty Agreement dated as of December 23, 2004 (as hereby and from time to time hereafter amended, restated, amended and restated, extended, supplemented, modified or replaced, the “Guaranty”) made to the Administrative Agent, for the benefit of the Secured Parties, whereby each Guarantor guaranteed to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined in the Guaranty); and

WHEREAS, the Borrower has notified the Administrative Agent that the Borrower desires (i) to terminate the Aggregate Commitments under the Credit Agreement as of the date hereof and to provide for the occurrence of the Facility Termination Date, and (ii) to enter into a Letter of Credit Cash Collateral Agreement, dated of as April 26, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “LC Cash Collateral Agreement”), by and among the Borrower, the Administrative Agent, each of Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Issuing Banks, and Bank of America, N.A. as Depositary of the LC Account (each term as defined therein), pursuant to which the Borrower will cash collateralize the L/C Obligations and certain other related obligations and liabilities under the Credit Agreement and the other Loan Documents (including the LC Cash Collateral Agreement) and all fees and other charges that may become due and payable with respect to outstanding Letters of Credit; and

WHEREAS, the Guarantors have requested, among other things, that certain terms of the Guaranty be amended, each in the manner set forth herein, and the Administrative Agent and the Lenders, subject to the terms and conditions contained herein, are willing to effect such amendments on the terms and conditions contained in this Amendment Agreement; and

WHEREAS, the Administrative Agent and the Lenders are unwilling to enter into the LC Cash Collateral Agreement unless the Guarantors agree to continue to guarantee all L/C Obligations and payment obligations of the Borrower with respect to fees and other charges that may become due and payable in connection with outstanding Letters of Credit continue in effect, and in connection therewith that the Guarantors enter into this Amendment Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Guaranty. Subject to the terms and conditions set forth herein, the Guaranty is hereby amended as follows:

(a) Section 1 of the Guaranty is hereby amended to restate the first paragraph of such Section in its entirety to read as follows:

2. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below). For all purposes of this Guaranty Agreement, “Guaranteed Liabilities” means: (a) the Surviving Obligations (as such term is defined in the Letter of Credit Cash Collateral Agreement, dated of as April 26, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “LC Cash Collateral Agreement”), by and among the Borrower, the Administrative Agent, each of Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Issuing Banks, and Bank of America, N.A. as Depositary of the LC Account (each term as defined therein). The Guarantors’ obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state Law.

(b) Section 9 of the Guaranty is hereby amended to restate clause (c) of such Section in its entirety to read as follows:

(c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the

Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date (as defined below) shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Loan Party. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 22 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Letter of Credit Cash Collateral Agreement dated as of April 26, 2005 or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Facility Termination Date. For purposes of this Guaranty Agreement, “Facility Termination Date” means the date on which (i) all outstanding Letters of Credit have expired or been cancelled, (ii) all L/C Obligations and all other Secured Obligations have been paid in full, and (iii) the LC Cash Collateral Agreement shall have been permanently terminated and all outstanding obligations and outstanding amounts thereunder, together with all accrued and unpaid interest and fees thereon, have been satisfied and paid in full.

2. Full Force and Effect of Guaranty. Except as hereby specifically amended, modified or supplemented, each Guarantor hereby acknowledges and agrees that the Guaranty is hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

3. Representations and Warranties. (a) Each Guarantor hereby certifies that after giving effect to this Amendment Agreement, the representations and warranties of the Guarantors contained in Section 11 of the Guaranty (i) that are qualified by materiality in any respect are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such date and (ii) that are not qualified by materiality in any respect are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b) Each Guarantor hereby certifies that this Amendment Agreement has been duly authorized, executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(c) All the Guarantors party hereto constitute all of the Domestic Subsidiaries of the Borrower required to be Guarantors pursuant to the terms of the Credit Agreement immediately prior to the effectiveness of the Payoff Letter dated as of April 26, 2005 by Bank of America, N.A., as Administrative Agent for the Lenders and as a Lender, and JPMorgan Chase Bank, N.A., as a Lender (the “Payoff Letter”).

4. Conditions to Effectiveness. The effectiveness of this Amendment Agreement and the amendments to the Guaranty provided herein are subject to the satisfaction of the following conditions precedent:

(a) four (4) original counterparts of this Amendment Agreement, duly executed by each Guarantor and the Administrative Agent;

(b) evidence satisfactory to the Administrative Agent that the conditions in the Payoff Letter and the LC Cash Collateral Agreement have been fully satisfied;

(c) executed counterparts of the Amendment No. 1 to Security Agreement, dated as of the date hereof, by the Borrower and each Domestic Subsidiary of the Borrower party thereto and the Administrative Agent; and

(d) such other documents, instruments and certificates as reasonably requested by the Administrative Agent.

Upon satisfaction of the conditions set forth in this Section 4, this Amendment Agreement shall be effective as of the date hereof.

5. Entire Agreement. This Amendment Agreement, together with the Payoff Letter, the Security Agreement dated as of December 23, 2004 (as amended on the date hereof and as from time to time amended, amended and restated, supplemented, modified or replaced), the LC Cash Collateral Agreement and all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.

6. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy shall be effective as delivery

7. Governing Law. This Amendment Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

8. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of each Guarantor, the Lenders, the L/C Issuers and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that no Guarantor, without the prior consent of the Administrative Agent, may assign any rights, powers, duties or obligations hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Guaranty Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

GUARANTORS;

BEARINGPOINT AMERICAS, INC.

BEARINGPOINT GLOBAL, INC.

BEARINGPOINT GLOBAL OPERATIONS, INC.

BEARINGPOINT INTERNATIONAL I, INC.

BEARINGPOINT USA, INC.

METRIUS, INC.

OAD ACQUISITION CORP.

OAD GROUP, INC.

PEATMARWICK, INC.

SOFTLINE ACQUISITION CORP.

SOFTLINE CONSULTING & INTEGRATORS, INC.

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

Amendment No. 1 to Guaranty Agreement

Signature Page

BEARINGPOINT, LLC

BEARINGPOINT BG, LLC

BEARINGPOINT ENTERPRISE HOLDINGS, LLC

BEARINGPOINT GLOBAL DELAWARE, LLC

BEARINGPOINT ISRAEL, LLC

BEARINGPOINT PUERTO RICO, LLC

BEARINGPOINT RUSSIA, LLC

BEARINGPOINT SOUTH PACIFIC, LLC

BEARINGPOINT SOUTHEAST ASIA, LLC

BEARINGPOINT TECHNOLOGY PROCUREMENT SERVICES, LLC

12 MID ATLANTIC LLC

12 NORTHWEST LLC

PELOTON HOLDINGS, L.L.C.

800 MHZ TRANSITION ADMINISTRATOR, LLC

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Authorized Person

Amendment No. 1 to Guaranty Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Mollie S. Canup
Name:	Mollie S. Canup
Title:	Vice President

Amendment No. 1 to Guaranty Agreement

Signature Page